CareView Communications, Inc. 10-K
Exhibit 10.102

CAREVIEW COMMUNICATIONS, INC.

2011 RELATED PARTY TRANSACTIONS POLICY

The Board of Directors (the “Board”) of CareView Communications, Inc. recognizes that transactions involving related parties present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted this Related Party Transactions Policy (the “Policy”) which shall be followed in connection with all related party transactions involving CareView Communications, Inc. and its subsidiaries and affiliates (“CareView” or the “Company”).

Board or Committee Approval

The Board has determined that the Company’s Audit Committee (the “Committee”) shall review, approve and, if necessary, recommend to the Board for its approval all Related Party Transactions and any material amendments to such Related Party Transactions. The Board may determine that a particular Related Party Transaction or a material amendment thereto shall instead be reviewed and approved by a majority of directors disinterested in the Related Party Transaction. No director shall participate in any approval of a Related Party Transaction for which the director is a Related Party, except that the director shall provide all material information concerning the Related Party Transaction to the Committee.

The Committee shall review the material facts of all Related Party Transactions that require the Committee’s approval or recommendation. If advance Committee approval of a Related Party Transaction is not feasible, then the Related Party Transaction may be considered and, if the Committee determines to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve, recommend or ratify a Related Party Transaction, the Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is fair to the Company, (ii) whether the Committee has all of the material facts regarding the transaction or parties involved, (iii) whether the transaction is generally available to an unaffiliated third-party under the same or similar circumstances and cost, and (iv) the extent of the Related Person’s interest in the transaction.

Management Report

The President of the Company shall be responsible for providing to the Committee, on a quarterly basis, a summary of all payments made by or to the Company in connection with duly approved Related Party Transactions during the preceding fiscal quarter. The President shall be responsible for reviewing and approving all payments made by or to the Company in connection with duly approved Related Party Transactions and shall certify to the Committee that any payments made by or to the Company in connection with such Related Party Transactions have been made in accordance with the Company’s policy and the terms and conditions of the documents evidencing the relevant Related Party Transactions.

Disclosure

All Related Party Transactions shall be disclosed in the Company’s applicable filings as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules and regulations. Furthermore, all Related Party Transactions of which management is aware shall be disclosed to the Committee. At least annually, management shall elicit information from the Company’s executive officers and directors as to existing and potential Related Party Transactions and shall seek to obtain such information from 5% shareholders who do not file reports with the SEC on Schedule 13D or Schedule 13G. An executive officer or director shall promptly inform the Chairman of the Committee when the officer or director becomes aware of a potential Related Party Transaction in which the officer or director would be a Related Party.

Definitions

“Related Party Transaction” means a transaction (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)), or series of transactions, or any material amendment to any such transaction, between the Company and any Related Party, other than:

1. transactions available to all employees generally;

2. transactions involving compensation of a director or executive officer or involving an employment agreement, severance agreement, change in control provision or agreement or special supplemental benefit of a director or executive officer;

3. transactions in which the interest of the Related Party arises solely from the ownership of a class of the Company’s equity securities and all holders of that class receive the same benefit on a pro rata basis; or

4. transactions in which the rates or charges involved therein are determined by competitive bids.

“Related Party” means a person as indicated below, or an entity owned by such person:

1. an “executive officer” of the Company (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended, and Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended);

2. a director of the Company or a nominee for director of the Company;

3. a person (including any entity or group) known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities (a “5% shareholder”); or

4. a person who is an “immediate family member” of an executive officer, director, nominee for director or 5% shareholder of the Company.

“Immediate Family Member” means a person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and any other person (other than a tenant or employee) sharing the household of the specified person.

This 2011 Related Party Transactions Policy was adopted by the Company’s Board on October 31, 2011.

Corporate Secretary